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                                                                Exhibit 99.2

[Libbey, Inc. logo]                             LIBBEY INC.
                                                300 MADISON AVE
                                                P.O. BOX 10060
                                                TOLEDO, OH 43699


==============================================================================
N     E     W     S          R     E     L     E     A     S     E


AT THE COMPANY:                         AT FRB | WEBER SHANDWICK:
KENNETH WILKES    KENNETH BOERGER       SUZY LYNDE
VP/CFO            VP/TREASURER          ANALYST INQUIRIES
(419) 325-2490    (419) 325-2279        (312) 640-6772


FOR IMMEDIATE RELEASE
MONDAY, JANUARY 13, 2003


              LIBBEY INC. ANNOUNCES EXPECTATION FOR SOLID EARNINGS
                                 GROWTH IN 2003

             Benefits of acquisitions, cost reduction efforts offset
                           decline in pension income


TOLEDO, OHIO, JANUARY 13, 2003--At a meeting with security analysts and investors in Chicago, IL, management of LIBBEY INC. (NYSE: LBY), including John
F. Meier, chairman and chief executive officer, reviewed recent acquisitions and operational strategies and plans to achieve sales, net income and cash flow growth in 2003.

TRAEX AND ROYAL LEERDAM ACQUISITIONS EXPECTED TO ADD $0.15 TO $0.20 PER SHARE IN 2003

The company confirmed that the recent acquisitions of Traex and Royal Leerdam are expected to add $69 to $73 million to revenues in 2003. Expectations are for the acquisitions to be accretive in 2003 by $0.15 to $0.20 per diluted share.

COST REDUCTIONS ARE FOCUS OF INCREASED CAPITAL EXPENDITURE PROGRAM

Capital expenditure programs targeted to reduce costs in Libbey's domestic facilities were also reviewed. Libbey plans to make investments of $30 to $35 million over the next three years in new equipment devoted to automating processes and improving efficiencies. Combined with regular maintenance and repair capital expenditures and other investments, total capital expenditures are expected to average $30 million in each of the next three years. Investments in automating inspection processes, ware handling and packaging of Libbey's glassware and other efficiency improving investments are


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expected to generate $2 million in savings in 2003, growing to $4 to $5 million of annual savings by 2005.

FOURTH QUARTER EXPECTED TO SHOW SIZABLE PROFIT GAIN

Results for the fourth quarter and full year 2002 are expected to be announced on or about February 6, 2003. Management commented that the fourth quarter should result in a sizable increase in profits and was characterized by:

[ ] a solid sales performance in both the foodservice and retail channels of distribution, while sales to industrial customers remained soft.

[ ] higher maintenance and employee benefit costs negatively impacted gross profit margin, partially offset by lower selling, general and administrative expenses.

These factors should result in diluted earnings per share in the fourth quarter in the range of $0.53 to $0.55, or an approximate 20 percent increase over the fourth quarter of 2001.

SOLID GROWTH EXPECTED FOR 2003

While discussing expectations for 2003, Kenneth G. Wilkes, chief financial officer and head-international operations, said, "We expect a solid 2003, with a recovering economy and the continued success of new products contributing to 4 to 6 percent revenue growth from existing businesses, and total revenue growth of over 20 percent when considering recent acquisitions." He added, "Like many companies, we are facing a reversal from recording non-cash pension income in 2002 to incurring pension expense in 2003 associated with lower pension fund investment returns and lower discount rates." The change, and higher retiree medical expenses, will have a negative non-cash earnings impact of approximately $0.30 in 2003. This additional accounting cost is expected to be more than offset by the benefits of :

[ ] solid sales growth from existing businesses,

[ ] a more profitable sales mix

[ ] cost reduction efforts increasing profits in excess of $0.30 per diluted share, and

[ ] added profits from the Traex and Royal Leerdam acquisitions

Wilkes commented that, "We are particularly encouraged by our expected strong cash flow performance, with the significant increase in expected `cash' earnings, more than offsetting the earnings reduction due to changes in retiree medical and non-cash pension costs. In addition, we expect cash flow from operations to total $55 to $60 million in 2003."

Total diluted earnings per share including Traex and Royal Leerdam for 2003 are expected to be in the range of $2.55 to $2.60, as compared to $1.79 to $1.81 in 2002. Excluding the expenses associated with abandoned acquisitions in 2002, full year diluted earnings per share in 2002 are expected to be in the range of $2.34 to $2.36.

SHARE REPURCHASE AND DIVIDEND INCREASE

The company also reviewed its recent announcements on an authorization to repurchase up to 2.5 million shares and the 33% increase in dividend rate to $0.10 per quarter. While the decision to increase the dividend was independent of recently announced proposals to


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eliminate taxation on dividend income, such an elimination would be one of the factors the company would consider in the size and timing of future increases in dividend rates.

LONG-TERM GOALS

John Meier concluded the meeting by reviewing the company's long-term goals, which include:

[ ] expanding its business by product lines in foodservice supply and greater international presence in glassware

[ ] increasing earnings by 10 percent annually

[ ] continuing to achieve a double-digit return on invested capital

The above information includes "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements only reflect the company's best assessment at this time, and are indicated by words or phrases such as "goal," "expects," " believes," "will," "estimates," "anticipates," or similar phrases.

Investors are cautioned that forward-looking statements involve risks and uncertainty, that actual results may differ materially from such statements, and that investors should not place undue reliance on such statements.

Important factors potentially affecting performance include: increased competition from foreign suppliers endeavoring to sell glass tableware in the United States and Mexico, including the impact of lower duties for imported products; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico and Western Europe, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas, electricity, corrugated packaging, and other purchased materials; higher interest rates that increase the company's borrowing costs; protracted work stoppages related to collective bargaining agreements; increases in expenses associated with higher medical costs, reduced pension income associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar that could reduce the cost-competitiveness of the company's products compared to foreign competition; the effect of high inflation in Mexico and exchange rate changes to the value of the Mexican peso and the earnings and cash flow of the company's joint venture in Mexico, Vitrocrisa, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the company's operations or within the intended time periods; whether the company completes any significant acquisition, and whether such acquisitions can operate profitably.

Libbey Inc.:

o is a leading producer of glass tableware in North America;

o is a leading producer of tabletop products for the foodservice industry;

o exports to more than 75 countries; and,

o provides technical assistance to glass tableware manufacturers around the world.


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Based in Toledo, Ohio, the company operates glass tableware manufacturing plants in the United States in California, Louisiana, and Ohio and in The Netherlands. In addition, Libbey is a joint venture partner in the largest glass tableware company in Mexico. Its Syracuse China subsidiary designs, manufactures and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Its World Tableware subsidiary imports and sells a full-line of metal flatware and holloware and an assortment of ceramic dinnerware and other tabletop items principally for foodservice establishments in the United States. Its Traex subsidiary, located in Wisconsin, designs, manufactures and distributes an extensive line of plastic items for the foodservice industry, including: ware washing racks, trays, dispensers, bar supply, tabletop, food preparation items and brushes. In 2001, Libbey Inc.'s net sales totaled $419.6 million.




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